UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 12, 2013

3DIcon Corporation

 (Exact name of registrant as specified in charter)

Oklahoma (State or other jurisdiction of incorporation)	000-54697 (Commission File Number)	73-1479206 (IRS Employer Identification No.)

6804 South Canton Avenue, Suite 150 Tulsa, OK (Address of principal executive offices)	74136 (Zip Code)

Registrant’s telephone number, including area code: (918) 494-0505

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure
Item 8.01.	Other Events

A letter to the shareholders of 3DIcon Corporation (the “Company”) was issued on September 12, 2013. In his letter, the Company’s Chief Executive Officer, Mark Willner, provided an update on the recent progress the Company has made in development of its CSpace® volumetric 3D display technology. He updated shareholders on the status of the Company’s business development efforts and goals and the Company’s recent shift in focus towards creating awareness for the Company’s technology in the federal government sector as well as the medical imaging and oil & gas industries.

Mr. Willner also described the Company’s financing strategies, which focus on pursuing several federal government grant funding opportunities and private placement financings. He explained that the Company anticipates its continued use of private placement arrangements in place with private equity firms. In addition, although at this time the Company does not have any agreements in place, the Company also expects to explore both short-term financing opportunities and financing opportunities with investors who the Company believes will be motivated to enter into longer-term arrangements.

A copy of Mr. Willner’s letter is attached herewith as Exhibit 99.1. A copy of the press release announcing the letter is attached herewith as Exhibit 99.2.

The information in this Item 7.01 disclosure, including Exhibits 99.1 and 99.2, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section. In addition, the information in this Item 7.01 disclosure, including Exhibits 99.1 and 99.2, shall not be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits

Exhibit No .	Description

99.1	Letter to shareholders from 3DIcon’s Chief Executive Officer, Mark Willner
99.2	Press release dated September 12, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 16, 2013	3DICON CORPORATION

	By:	/s/ Mark Willner
Name: Mark Willner Position: Chief Executive Officer